UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2015 (August 5, 2015)

New Mountain Finance Corporation
(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019
(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On August 5, 2015, New Mountain Finance Corporation (“NMFC”) issued a press release announcing financial results for its quarter ended June 30, 2015.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 4, 2015, the Board of Directors of New Mountain Finance Corporation (“NMFC”) appointed Melody L. Siu as the interim Chief Financial Officer (“CFO”) and Treasurer of NMFC, effective as of August 14, 2015, in place of David M. Cordova, who previously served in such positions.  NMFC has commenced a search for a new permanent CFO.

Ms. Siu, 32, joined NMFC in 2011 and served as NMFC’s Controller prior to this interim appointment. From 2008 to 2010, she worked as the Assistant Controller for Prospect Capital Corporation (“Prospect”), an externally managed business development company.  During her time at Prospect, Ms. Siu assisted with Prospect’s accounting, financial and SEC reporting. Ms. Siu began her career at Ernst & Young LLP within their Financial Services Office Assurance practice focusing primarily on investment companies and Sarbanes-Oxley compliance, where she held several positions from 2003 to 2008 and finished as a supervising senior auditor. Ms. Siu received a Bachelor of Science in Accounting and International Business from New York University’s Leonard N. Stern School of Business.

Ms. Siu was not appointed as CFO and Treasurer of NMFC pursuant to any arrangement or understanding with any other person.

The press release announcing earnings and the personnel changes is included as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated August 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: August 5, 2015

	By:	/s/ Karrie J. Jerry
		Name:	Karrie J. Jerry
		Title:	Corporate Secretary